Exhibit 99.1

For More Information, Press Only:

Stuart Hanson

(253) 677-5337

shanson@radiantdelivers.com

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THIRD FISCAL QUARTER ENDED MARCH 31, 2012

Posts 32.9% Growth Year over Year with Adjusted EBITDA of $2,047,000, Excluding Non-recurring

Items; Reaffirms Guidance for FYE June 30, 2013 of $14.0 Million in Adjusted

EBITDA on $330.0 Million in Revenues

____________________________________________________________________________________

BELLEVUE, WA May 15, 2012 – Radiant Logistics, Inc. (NYSE MKT: RLGT), a domestic and international logistics services company, today reported financial results for the three and nine months ended March 31, 2012.

For the three months ended March 31, 2012, Radiant reported a net loss attributable to shareholders of $74,600 on $70.7 million of revenues, or $0.00 per basic and fully diluted share, including $141,000 in non-recurring transaction costs related to the Company’s recent acquisitions and $439,000 in non-recurring transition and legal costs which are principally associated with the Company’s acquisition of DBA Distribution Services, Inc. (“DBA”). For the three months ended March 31, 2011, Radiant reported net income attributable to shareholders of $771,000 on $42.0 million of revenues, or $0.03 per basic and $0.02 fully diluted share.

For the nine months ended March 31, 2012, Radiant reported net income attributable to shareholders of $998,000 on $215.2 million of revenues, or $0.03 per basic and fully diluted share, including $409,000 in non-recurring transaction costs related to the Company’s recent acquisitions and $1,233,000 in non-recurring transition and legal costs which are principally associated with the Company’s acquisition of DBA. For the nine months ended March 31, 2011, Radiant reported net income of $2,270,000 on $132.9 million of revenues, or $0.07 per basic and fully diluted share, including a charge on litigation settlement of $150,000.

The Company reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $1,608,000 for the three months ended March 31, 2012, which includes $305,000 in non-recurring transition costs associated with the Company’s acquisition of DBA operations as well as $134,000 in nonrecurring legal costs, compared to adjusted EBITDA of $1,540,000 for the three months ended March 31, 2011. Excluding the $439,000 in non-recurring transition and legal costs, the Company would have reported $2,047,000 in adjusted EBITDA for the three months ended March 31, 2012, for an increase of $507,000 over the comparable prior year period.

The Company also reported adjusted EBITDA (earnings before interest, taxes, depreciation amortization), of $5,187,000 for the nine months ended March 31, 2012, which includes $868,000 in non-recurring transition costs associated with the Company’s acquisition of DBA and $365,000 in other non-recurring legal costs, compared to adjusted EBITDA of $4,922,000 for the comparable prior year period. Excluding the $1,233,000 in non-recurring costs, the Company would have reported $6,420,000 in adjusted EBITDA for the nine months ended March 31, 2012, for an increase of $1,498,000 over the comparable prior year period. A reconciliation of our adjusted EBITDA to the most directly comparable GAAP measure appears later in this release.

The Company has also provided additional prior period analysis using pro forma results of operations presented as if Radiant had acquired DBA, Isla and ALBS as of July 1, 2011 which will be available in the Company’s Form 10-Q for the quarter ended March 31, 2012.

“We remain very pleased with our overall performance and progress in the integration of our February 2012 acquisition of New York- JFK based ALBS and December 2011 acquisition of Laredo, Texas based Isla International said Bohn Crain, Chairman and CEO. Both of these gateway operations have been fully integrated into our platform and have made an immediate and positive impact. For the quarter ended March 31, 2012, we posted record revenues of $70.7 million, an improvement of $28.7 million or 68.0% over the comparable prior year period in what is historically our slowest seasonal quarter. Net transportation revenues also increased 56.0% to $20.3 million as compared to $13.0 million for the comparable prior year period.”

“These positive results were somewhat frustrated as a result of our on-going dispute with the former DBA shareholders and their breach of noncompetition obligations in Los Angeles along with significant non-recurring legal expenses that we have incurred in connection with this and other matters. As we look at our operating costs as a function of net revenues, we saw reductions in agent commission expense (from 67.9% to 60.3%) partially offset by increases in our personnel costs (from 12.1% to 16.5%). This general dynamic is as expected with the composition of our network now including significant company owned operations in Newark, Los Angeles, Laredo and New York-JFK. We also reported significant increases in our selling, general and administrative expenses during the quarter which were 14.9% of net revenues for the quarter, as compared to 8.5% of net revenues for the comparable prior year period. These higher costs were driven, in part, by the incremental facilities costs of our new company owned locations which were as expected, as well as by the non-recurring transaction expenses of approximately $141,000 incurred in connection with our recent acquisitions and approximately $134,000 in legal expenses which we incurred in connection with our up-listing to the NYSE Amex and the on-going dispute with the formers DBA shareholders and other legal matters. In addition, we also experienced a significant increase in depreciation and amortization expense (from 1.9% to 5.1%) as a result of our recent acquisition activity and corresponding increase in amortizable intangibles.”

“As we continue to rationalize the historical DBA operations acquired in April of 2011, we have identified an additional $305,000 in non-recurring transition costs as a result of combining of the historical Airgroup and DBA company owned locations in New Jersey into a single combined facility. These cost synergies were captured in May of this year and will not be part of our cost structure moving forward.”

“For the quarter ended March 31, 2012, we also reported adjusted EBITDA of $1,608,000, which includes the $305,000 in non-recurring transition costs associated with our New Jersey operations historically operated as DBA as well as the $134,000 in nonrecurring legal costs, compared to adjusted EBITDA of $1,540,000 for the comparable prior year period, for an increase of $68,000. Excluding the $439,000 in non-recurring transition and legal costs associated, we would have reported $2,047,000 in adjusted EBITDA for the three months ended March 31, 2012, for an increase of $507,000 and 32.9% over the comparable prior year period.”

Mr. Crain continued, “We are reaffirming our guidance for our fiscal year ending June 30, 2012 with normalized EBITDA of approximately 10.5 million on $295.0 million in revenues which includes only 7 months of operations from our new Laredo gateway and only 4 month of operations from our new New York-JFK gateway. We are also reaffirming our preliminary guidance for our fiscal year ending June 30, 2013 with normalized EBITDA of approximately $14.0 million on $330.0 million in revenues for. These projection are burdened by degradation in performance of our company owned operations in Los Angeles and exclude any benefit that we might recognize in the future as a result of our $1.8 million claim against the former shareholders of DBA or our ability to enforce the non-completion obligations contemplated in that transaction. A reconciliation of our normalize EBITDA to the most directly comparable GAAP measure appears later in this release.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation, unusual items and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business. A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
	2012	2011	2012	2011

Net income (loss)	$(75)	$771	$998	$2,270

Net interest expense	469	28	762	101
Income tax expense (benefit)	(46)	472	844	1,391
Depreciation and amortization	1,030	253	2,020	906

EBITDA	1,378	1,524	4,624	4,668
Change in contingent consideration	20	-	20	-
Share-based compensation and other non-cash charges	69	16	134	104
Transaction and severance costs	141		409	-
Loss on litigation settlement	-	-	-	150

Adjusted EBITDA (1)	$1,608	$1,540	$5,187	$4,922

(1)	Excluding $305,000 in non-recurring transition costs associated with the Company’s acquisition of DBA and $134,000 in non-recurring legal costs, the Company’s adjusted EBITDA for the three months ended March 31, 2012 would have been $2,047,000. Excluding $868,000 in non-recurring transition costs associated with the Company’s acquisition of DBA and $365,000 in non-recurring legal costs, the Company’s adjusted EBITDA for the nine months ended March 31, 2012 would have been $6,420,000.

Financial Outlook

Our estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company (as normalized for nonrecurring costs) for the most recent 12 months ending March 31, 2012 are indicative of future financial performance of our base business and that the historical financial performance of the Company’s December 2011 acquisition of Laredo, Texas based Isla International and February 2012 acquisition of New York-JFK based ALBS are indicative of future financial performance of these acquired operations. Further, these projections exclude the impact of any further acquisitions, new agent stations, benefit from the DBA arbitration proceeding or further improvement in the economic climate. A reconciliation of estimated annual adjusted EBITDA (as normalized for non-recurring expenses) for fiscal years ending June 30, 2012 and June 30, 2013 amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)

	Actual 9 Months Ended March 31, 2012	Projected 3 Months Ended June 30, 2012	Projected 12 Months Ended June 30, 2012	Projected 12 Months Ended June 30, 2013
Revenues	$215,000	$80,000	$295,000	$330,000

Net income	$998	$672	$1,670	$5,272

Net interest expense	762	467	1,229	2,002
Income tax expense	844	653	1,497	3,231
Depreciation and amortization	2,020	1,147	3,167	3,135

EBITDA	4,624	2,939	7,563	13,640
Change in contingent consideration	20	-	20	-
Share-based compensation and other non-cash charges	134	45	179	360

Transaction and severance costs	409	-	409	-
Loss on litigation settlement	-	-	-	-
Adjusted EBITDA (1)	5,187	2,984	8,171	14,000
Non-recurring transition costs	868	88	956	-
Non-recurring legal costs	365	321	686	-
Annualized impact of cost reductions	-	-	736	-

Normalized EBITDA	$6,420	$3,393	$10,549	$14,000

Investor Conference Call

Radiant will host a conference call for shareholders and the investing community on Wednesday, May 16, 2012 at 4:00 pm, ET that will include a discussion of the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 394355. The call will also be webcast and may be accessed via Radiant’s website at http://radiantdelivers.com or through InvestorCalendar.com.

About Radiant Logistics (NYSE MKT : RLGT)

Radiant Logistics (www.radiantdelivers.com) is a non-asset based transportation and logistics company providing domestic and international freight forwarding and fulfillment services through a network of company-owned and exclusive agent offices across North America. The company operates under the Radiant, Airgroup, Adcom, and DBA brands servicing a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While it is impossible to identify all of the factors that may cause our actual operating performance, events, trends or plans to differ materially from those set forth in such forward-looking statements, we have assumed, for the purposes of our forward-looking statements, that, as it pertains to our recent acquisitions of Isla International, Ltd., DBA and Brunswick Logistics, such acquired businesses will be able to, among others: (i) maintain an operating platform that will enable them to maintain and expand their future operations and service their existing customer base in a manner consistent with their past practices; (ii) maintain the core of key personnel that have been material to their ongoing operations and customer services; (iii) maintain and grow their revenues and operating margins in a manner consistent with the trends demonstrated by their most recent results of operations; and (iv) integrate their operations with our existing operations to realize expected financial and operational cost and revenue synergies. As it pertains to such recent acquisitions, important factors that could cause our actual results to differ from our expectations, include but are not limited to, among others: (i) any negative discrepancies between the unaudited results of operations of the acquired businesses provided to us in the acquisition process, upon which we have relied, and future audited results of operations for the same period; (ii) any disruption in the acquired management teams; (iii) any material reduction in the level of business derived from the historic customers and/or the continued customer relationships provided by the acquired businesses; (iv) any adverse effect the acquisition could have on their existing customers, agents and employees; (v) any adverse effect the acquisitions could have on our historic and existing network of exclusive agency locations; (vi) any material adverse change in the composition of customers of the acquired businesses ;and (vii) any unexpected liabilities that we could be exposed to by virtue of the acquisitions; (viii) any claims that may arise in the future under the agreements underlying the acquisitions. Our actual operating performance, events, trends or plans may also differ materially from those set forth in our forward-looking statements based upon the inherent risks associated with our ability to: (i) use our current infrastructure as a "platform" upon which we can build a profitable global transportation and supply chain management company; (ii) retain and build upon the relationships we have with our exclusive agency offices; (iii) continue the development of our back office infrastructure and transportation and accounting systems in a manner sufficient to service our expanding revenues and network of operating locations; (iv) maintain and enhance the future operations of our company owned operating locations; (v) continue growing our business and maintain historical or increased gross profit margins; (vi) locate suitable acquisition opportunities; (vii) secure the financing necessary to complete any acquisition opportunities we locate; (viii) assess and respond to competitive practices in the industries in which we compete; (ix) mitigate, to the best extent possible, our dependence on current management and certain of our larger exclusive agency locations; (x) assess and respond to the impact of current and future laws and governmental regulations affecting the transportation industry in general and our operations in particular; and (xi) assess and respond to such other factors which may be identified from time to time in our Securities and Exchange Commission ("SEC") filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of our annual report on Form 10-K for the year ended June 30, 2011, in this Quarterly Report on Form 10-Q, and in the Company’s Registration Statement on Form S-3 . All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Except as required by law, we assume no duty to update or revise our forward-looking statements.

# # #

RADIANT LOGISTICS, INC.

Consolidated Balance Sheets

	March 31, 2012	June 30, 2011
ASSETS
Current assets -
Cash and cash equivalents	$647,964	$434,185
Accounts receivable, net of allowance
of $1,238,846 and $1,592,235 respectively	45,404,522	41,577,053
Current portion of employee loan receivable	30,755	21,401
Current portion of station and other receivables	79,551	141,372
Income tax deposit	688,163	-
Prepaid expenses and other current assets	2,489,809	1,761,273
Deferred tax asset	760,416	1,142,077
Total current assets	50,101,180	45,077,361

Furniture and equipment, net	1,674,977	1,428,063

Acquired intangibles, net	12,719,812	2,879,846
Goodwill	14,086,993	6,650,008
Employee loan receivable, net of current portion	87,520	64,494
Station and other receivables, net of current portion	86,488	116,965
Investment in real estate	40,000	40,000
Deposits and other assets	418,568	363,815
Total long term assets	27,439,381	10,115,128
Total assets	$79,215,538	$56,620,552

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities -
Accounts payable and accrued transportation costs	$30,727,318	$27,872,185
Commissions payable	3,919,768	3,570,858
Other accrued costs	2,167,082	1,992,694
Income taxes payable	-	333,999
Current portion of notes payable to former shareholders of DBA	767,092	800,000
Current portion of amounts due to former shareholders of acquired operations	2,095,000	2,657,781
Current portion of contingent consideration	455,200	-
Other current liabilities	62,529	135,927
Total current liabilities	40,193,989	37,363,444

Notes payable and other long-term debt, net of current portion and debt discount	21,293,912	11,869,268
Contingent consideration, net of current portion	6,664,800	-
Deferred rent liability	671,643	631,630
Deferred tax liability	183,183	485,907
Other long-term liabilities	106,321	120,571
Total long term liabilities	28,919,859	13,107,376
Total liabilities	69,113,848	50,470,820

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value, 50,000,000 shares authorized. Issued and outstanding: 32,863,246 and 31,676,438 shares at March 31, 2012 and June 30, 2011	19,237	18,051
Additional paid-in capital	14,002,154	11,060,701
Treasury stock, at cost, 4,919,239 shares at March 31, 2012 and June 30, 2011	(1,407,455)	(1,407,455)
Retained deficit	(2,617,415)	(3,615,322)
Total Radiant Logistics, Inc. stockholders’ equity	9,996,521	6,055,975
Non-controlling interest	105,169	93,757
Total stockholders’ equity	10,101,690	6,149,732
Total liabilities and stockholders’ equity	$79,215,538	$56,620,552

RADIANT LOGISTICS, INC.

Consolidated Statements of Income (Operations)

	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
	2012	2011	2012	2011

Revenue	$70,748,655	$42,030,290	$215,195,428	$132,888,167
Cost of transportation	50,431,819	29,005,131	153,391,091	91,562,255
Net revenues	20,316,836	13,025,159	61,804,337	41,325,912

Agent commissions	12,260,147	8,847,029	38,904,913	28,529,680
Personnel costs	3,354,376	1,576,766	9,326,395	4,695,194
Selling, general and administrative expenses	3,021,965	1,099,705	8,115,196	3,303,122
Transition costs associated with DBA acquisition	331,095	-	893,474	-
Change in contingent consideration	20,000	-	20,000	-
Depreciation and amortization	1,030,139	253,657	2,020,445	905,723
Total operating expenses	20,017,722	11,777,157	59,280,423	37,433,719

Income from operations	299,114	1,248,002	2,523,914	3,892,193

Other income (expense):
Interest income	4,962	4,605	14,960	16,044
Interest expense	(473,677)	(32,632)	(777,034)	(117,053)
Other	97,222	49,218	217,182	138,911
Loss on litigation settlement	-	-	-	(150,000)
Total other income (expense)	(371,493)	21,191	(544,892)	(112,098)

Income (loss) before income tax benefit (expense)	(72,379)	1,269,193	1,979,022	3,780,095

Income tax benefit (expense)	45,732	(472,379)	(843,703)	(1,391,241)

Net income (loss)	(26,647)	796,814	1,135,319	2,388,854

Less: Net income attributable to non-controlling interest	(47,970)	(26,095)	(137,412)	(118,927)

Net income attributable to Radiant Logistics, Inc.	$(74,617)	$770,719	$997,907	$2,269,927

Net income or loss per common share – basic	$0.00	$0.03	$0.03	$0.07
Net income or loss per common share – diluted	$0.00	$0.02	$0.03	$0.07

Weighted average shares outstanding:
Basic shares	32,493,001	30,514,759	32,039,823	30,368,446
Diluted shares	32,493,001	32,719,945	34,954,441	31,543,046

RADIANT LOGISTICS, INC.

Reconciliation of EBITDA to Net Income (Loss) and Net Cash Provided By Operating Activities

(UNAUDITED)

As used in this report, adjusted EBITDA means earnings before interest, income taxes, depreciation and amortization adjusted for stock-based compensation, transaction and severance costs, changes in contingent consideration and other non-cash charges consistent with the financial covenants of our senior credit facility. We believe that adjusted EBITDA, as presented, represents a useful method of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges and other non-recurring charges. Adjusted EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that although securities analysts frequently use EBITDA in their evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with accounting principles generally accepted in the United States of America.

The following is a reconciliation of adjusted EBITDA to both net income (loss) and cash flow provided by operating activities:

	THREE MONTHS ENDED MARCH 31,		NINE MONTHS ENDED MARCH 31,
	2012	2011	2012	2011

Adjusted EBITDA	$1,607,736	$1,541,087	$5,187,528	$4,921,865
Transaction and severance costs	(140,549)	-	(409,308)	-
Change in contingent consideration	(20,000)	-	(20,000)	-
Stock-based compensation and other non-cash charges	(68,682)	(16,305)	(134,091)	(103,965)
Loss on litigation settlement	-	-	-	(150,000)

EBITDA	1,378,505	1,524,782	4,624,129	4,667,900

Depreciation and amortization	(1,030,139)	(253,657)	(2,020,445)	(905,723)
Interest expense, net	(468,715)	(28,027)	(762,074)	(101,009)
Income tax expense	45,732	(472,379)	(843,703)	(1,391,241)
Net income (loss)	(74,617)	770,719	997,907	2,269,927

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES:
Non-cash compensation expense (stock options)	68,682	14,793	134,091	95,564
Amortization of intangibles	874,557	167,093	1,639,145	660,668
Deferred income tax (benefit) expense	(36,961)	(32,089)	78,937	(31,096)
Depreciation and leasehold amortization	155,582	86,564	381,300	245,055
Loss on litigation settlement	-	-	-	150,000
Change in contingent consideration	20,000	-	20,000	-
Change in non-controlling interest of subsidiaries	47,970	26,095	137,412	118,927
Amortization of loan fees and original issue discount	61,094	-	80,455	-
Loss on disposal of fixed assets	-	-	-	11,931
Provision for (recovery of) doubtful accounts	(124,879)	14,898	(353,389)	(137,245)
CHANGE IN OPERATING ASSETS AND LIABILITIES:
Accounts receivable	(2,367,743)	407,344	(3,474,080)	(1,781,564)
Employee loan receivable	1,711	(9,118)	(32,380)	(5,545)
Income tax deposit	(310,402)	-	(688,163)	-
Station and other receivables	10,401	24,848	92,298	124,424
Prepaid expenses and other assets	714,006	835,069	(726,760)	135,350
Accounts payable and accrued transportation costs	(2,917,473)	(874,746)	2,855,133	1,143,693
Commissions payable	1,127,552	340,723	348,910	186,726
Other accrued costs	109,487	77,130	174,388	223,072
Deferred rent liability	27,707	48,060	40,013	144,179
Other liabilities	(53,502)	-	(87,648)	-
Income taxes payable	-	(121,430)	(333,999)	14,671
Total adjustments	(2,592,211)	1,005,234	285,663	1,298,810

Net cash provided by (used in) operating activities	$(2,666,828)	$1,775,953	$1,283,570	$3,568,737